Exhibit 99

Contacts:

Media	Investor Relations
Scott Sayres	Mark Macaluso
(480) 257-5921	(973) 455-2222
scott.sayres@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL DELIVERS OUTSTANDING FIRST-QUARTER RESULTS
DRIVEN BY STRONG SALES PERFORMANCE;

RAISES 2018 GUIDANCE

•	Reported Earnings per Share of $1.89, Up 11%; Excluding Separation Costs, EPS of $1.95, Up 14%
•	Reported Sales Up 9%; Organic Sales Up 5% Driven by Aerospace, Intelligrated, and Process Solutions
•	Operating Cash Flow of $1.1 Billion and Free Cash Flow[1] (Excl. Separation Costs) of $1.0 Billion, Up 30%
•	Deployed Nearly $950 Million in Capital to Share Repurchases in the First Quarter
•	Raising Full-Year Sales, EPS[2] and Free Cash Flow[3] Guidance to Reflect Stronger Expectations

MORRIS PLAINS, N.J., April 20, 2018 -- Honeywell (NYSE: HON) today announced financial results for the first quarter of 2018 and raised its full-year sales, earnings per share2 and free cash flow3 guidance.

“Honeywell had a very strong start to 2018, with first-quarter results that were driven by exceptional sales and operational performance. Organic sales grew 5 percent, driven by strong demand for original equipment for commercial aviation; U.S. defense; continued sales and orders growth in the warehouse automation business, Intelligrated; and short-cycle demand in process automation. Segment margin expanded by 40 basis points as a result of our Commercial Excellence efforts and from the Honeywell Operating System, including material productivity and volume leverage. Earnings per share (excluding separation costs) were $1.95, up 14 percent year-over-year, exceeding the high end of our guidance range,” said Darius Adamczyk, President and Chief Executive Officer of Honeywell. “Our balance sheet remains strong, and we continue to aggressively deploy capital. In the first quarter, we repurchased nearly $950 million in Honeywell shares.

“As a result of our strong first-quarter performance, the healthy demand environment, and our continued confidence in our ability to execute, we are raising our full-year organic sales guidance to a new range of 3 percent to 5 percent and our earnings per share guidance2 to a new range of $7.85 to $8.05. We are also raising our free cash flow guidance3 by $0.1 billion after a strong first quarter,” Adamczyk continued.

1 Cash flow from operations less capital expenditures

2 EPS guidance excludes pension mark-to-market, separation costs, and adjustments to the provisional charge related to tax legislation

3 Free cash flow guidance excludes impacts from separation costs and tax legislation

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Honeywell Q1’18 Results - 2

“We are making great progress in transforming Honeywell into a software-industrial leader. In the first quarter, we had significant new Connected product launches and commercial wins across our portfolio. The preparations to spin-off our Transportation Systems and Homes businesses are well underway, and we expect those to be complete by the end of the year. This is an exciting time to be a customer, shareowner, or employee of Honeywell, and I am confident in our ability to continue to outperform,” Adamczyk concluded.

A summary of the Company’s full-year guidance changes can be found in Table 1.

Honeywell will discuss the results during an investor conference call today starting at 7:30 a.m. Eastern Daylight Time.

First Quarter Performance

Honeywell sales for the first quarter were up 9 percent on a reported basis and up 5 percent on an organic basis. The difference between reported and organic sales primarily relates to the impact of foreign currency translation. The first-quarter financial results can be found in Tables 2 and 3.

Aerospace sales for the first quarter were up 8 percent on an organic basis driven by growth in commercial OE and U.S. defense, and strength in light vehicle gas and commercial vehicle turbochargers in Transportation Systems. Segment margin expanded 10 bps to 22.5 percent, with benefits from commercial excellence, productivity, and lower customer incentives partially offset by higher volumes of lower-margin OE shipments, inflation, and foreign exchange.

Home and Building Technologies sales for the first quarter were up 2 percent on an organic basis driven by demand for residential thermal solutions and thermostats, continued strength in ADI on a global basis, and strong backlog conversion in the energy vertical within Building Solutions. Segment margin expanded 50 bps to 17.1 percent, primarily driven by commercial excellence, the benefits from previously funded and executed restructuring, and material productivity.

Performance Materials and Technologies sales for the first quarter were up 3 percent on an organic basis driven by strong short-cycle demand in thermal solutions, smart energy, maintenance services, and field instrumentation in Process Solutions, and engineering and catalyst growth in UOP. Segment margin was unchanged at 20.5 percent, primarily driven by productivity net of inflation and commercial excellence, offset by unfavorable mix, primarily in UOP; catalyst shipment timing; and foreign exchange.

Safety and Productivity Solutions sales for the first quarter were up 6 percent on an organic basis driven by strong organic sales and orders growth at Intelligrated and higher volumes in Sensing. Segment margin expanded 130 bps to 16.0 percent, primarily driven by higher sales volumes and productivity net of inflation.

To participate on the conference call, please dial (888) 394-8218 (domestic) or (323) 701-0225 (international) approximately ten minutes before the 7:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s first quarter 2018 earnings call or provide the conference code HON1Q18. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (www.honeywell.com/investor).

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Honeywell Q1’18 Results - 3

Investors can hear a replay of the conference call from 11:30 a.m. EDT, April 20, until 11:30 a.m. EDT, April 27, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 7398687.

TABLE 1: FULL-YEAR 2018 GUIDANCE4

	Previous Guidance	Current Guidance
Sales	$41.8B - $42.5B	$42.7B - $43.5B
Organic Growth	2% - 4%	3% - 5%
Segment Margin	19.3% - 19.6%	19.3% - 19.6%
Expansion	Up 30 - 60 bps	Up 30 - 60 bps
Earnings Per Share	$7.75 - $8.00	$7.85 - $8.05
Earnings Growth	9% - 13%	10% - 13%
Free Cash Flow[5]	$5.2B - $5.9B	$5.3B - $5.9B

TABLE 2: SUMMARY OF FINANCIAL RESULTS – TOTAL HONEYWELL

	1Q 2017	1Q 2018	Change
Sales	9,492	10,392	9%
Organic			5%
Segment Margin	18.8%	19.2%	40 bps
Operating Income Margin	16.2%	16.6%	40 bps
Earnings Per Share
Reported	$1.71	$1.89	11%
Excluding Separation Costs of $49M (Net of Tax)	$1.71	$1.95	14%
Cash Flow from Operations	940	1,136	21%
Free Cash Flow[5] (Excluding Cash Separation Costs of $10M)	772	1,006	30%

4 EPS, EPS V% exclude pension mark-to-market, separation costs related to the spin-offs of the Homes and Transportation Systems businesses, the provisional charge related to tax legislation and adjustments to such charge; free cash flow, free cash flow V% exclude impacts from separation costs and tax legislation.

5 Cash flow from operations less capital expenditures

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Honeywell Q1’18 Results - 4

TABLE 3: SUMMARY OF FINANCIAL RESULTS – SEGMENTS

AEROSPACE	1Q 2017	1Q 2018	Change
Sales	3,546	3,977	12%
Organic			8%
Segment Profit	796	893	12%
Segment Margin	22.4%	22.5%	10 bps

HOME AND BUILDING TECHNOLOGIES

Sales	2,269	2,433	7%
Organic			2%
Segment Profit	377	416	10%
Segment Margin	16.6%	17.1%	50 bps

PERFORMANCE MATERIALS AND TECHNOLOGIES
Sales	2,353	2,534	8%
Organic			3%
Segment Profit	483	519	7%
Segment Margin	20.5%	20.5%	0 bps

SAFETY AND PRODUCTIVITY SOLUTIONS
Sales	1,324	1,448	9%
Organic			6%
Segment Profit	194	231	19%
Segment Margin	14.7%	16.0%	130 bps

Honeywell (www.honeywell.com) is a Fortune 100 software-industrial company that delivers industry specific solutions that include aerospace and automotive products and services; control technologies for buildings, homes, and industry; and performance materials globally. Our technologies help everything from aircraft, cars, homes and buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices, as well as the ability to effect the separations. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, including with respect to any changes in or abandonment of the proposed separations. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales; organic sales growth, which we define as sales growth less the impacts from foreign currency translation, acquisitions and divestitures for the first 12 months following transaction date, and impacts from adoption of the new accounting guidance on revenue from contracts with customers that arise solely due to non-comparable accounting treatment of contracts existing in the prior period; free cash flow, which we define as cash flow from operations less capital expenditures and which we adjust to exclude impact of separation cost and adjustments to the provisional charge related to Tax Legislation, if and as noted in the release; and

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Honeywell Q1’18 Results - 5

earnings per share, which we adjust to exclude pension mark-to-market expenses, as well as for other components, such as separation costs, the provisional charge related to Tax Legislation, and adjustments to such provisional charge, if and as noted in the release. Other than references to reported earnings per share, all references to earnings per share in this release are so adjusted. The respective tax rates applied when adjusting earnings per share for these items are identified in the release or in the reconciliations presented in the Appendix. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

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Honeywell Q1 ’18 Results - 6

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017

Product sales	$8,234	$7,540
Service sales	2,158	1,952
Net sales	10,392	9,492

Costs, expenses and other
Cost of products sold (A)	5,905	5,381
Cost of services sold (A)	1,288	1,148
	7,193	6,529
Selling, general and administrative expenses (A)	1,475	1,422
Other (income) expense	(268)	(258)
Interest and other financial charges	83	75
	8,483	7,768

Income before taxes	1,909	1,724
Tax expense	458	392

Net income	1,451	1,332

Less: Net income attributable to the noncontrolling interest	13	6

Net income attributable to Honeywell	$1,438	$1,326

Earnings per share of common stock - basic	$1.92	$1.74

Earnings per share of common stock - assuming dilution	$1.89	$1.71

Weighted average number of shares outstanding - basic	750.6	763.1

Weighted average number of shares outstanding - assuming dilution	761.0	773.9

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.

Honeywell Q1 ’18 Results - 7

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
Net Sales	2018	2017

Aerospace	$3,977	$3,546

Home and Building Technologies	2,433	2,269

Performance Materials and Technologies	2,534	2,353

Safety and Productivity Solutions	1,448	1,324

Total	$10,392	$9,492

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended
	March 31,
Segment Profit	2018	2017

Aerospace	$893	$796

Home and Building Technologies	416	377

Performance Materials and Technologies	519	483

Safety and Productivity Solutions	231	194

Corporate	(64)	(61)

Total segment profit	1,995	1,789

Interest and other financial charges	(83)	(75)
Stock compensation expense (A)	(52)	(50)
Pension ongoing income (B)	248	179
Other postretirement income (B)	6	4
Repositioning and other charges (C,D)	(193)	(129)
Other (E)	(12)	6
Income before taxes	$1,909	$1,724

(A)	Amounts included in Selling, general and administrative expenses.
(B)	Amounts included in Cost of products and services sold and Selling, general and administrative expenses (service costs) and Other income/expense (non-service cost components).
(C)	Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other income/expense.
(D)	Includes repositioning, asbestos, and environmental expenses.
(E)	Amounts include the other components of Other income/expense not included within other categories in this reconciliation. Equity income (loss) of affiliated companies is included in segment profit.

Honeywell Q1 ’18 Results - 8

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$7,897	$7,059
Short-term investments	2,383	3,758
Accounts receivable - net	8,778	8,866
Inventories	4,766	4,613
Other current assets	1,763	1,706
Total current assets	25,587	26,002

Investments and long-term receivables	737	667
Property, plant and equipment - net	6,083	5,926
Goodwill	18,520	18,277
Other intangible assets - net	4,462	4,496
Insurance recoveries for asbestos related liabilities	404	411
Deferred income taxes	402	236
Other assets	4,753	3,372

Total assets	$60,948	$59,387

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$6,641	$6,584
Commercial paper and other short-term borrowings	5,406	3,958
Current maturities of long-term debt	143	1,351
Accrued liabilities	6,565	6,968
Total current liabilities	18,755	18,861

Long-term debt	12,738	12,573
Deferred income taxes	2,782	2,894
Postretirement benefit obligations other than pensions	495	512
Asbestos related liabilities	1,178	1,173
Other liabilities	7,221	5,930
Redeemable noncontrolling interest	5	5
Shareowners’ equity	17,774	17,439

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$60,948	$59,387

Honeywell Q1 ’18 Results - 9

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net income	$1,451	$1,332
Less: Net income attributable to the noncontrolling interest	13	6
Net income attributable to Honeywell	1,438	1,326
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	179	170
Amortization	109	101
(Gain) loss on sale of non-strategic businesses and assets	-	-
Repositioning and other charges	193	129
Net payments for repositioning and other charges	(141)	(137)
Pension and other postretirement income	(254)	(183)
Pension and other postretirement benefit payments	(36)	(24)
Stock compensation expense	52	50
Deferred income taxes	46	(42)
Other	2	14
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	(61)	23
Inventories	(163)	(286)
Other current assets	(43)	(25)
Accounts payable	57	115
Accrued liabilities	(242)	(291)
Net cash provided by operating activities	1,136	940

Cash flows from investing activities:
Expenditures for property, plant and equipment	(140)	(168)
Proceeds from disposals of property, plant and equipment	2	24
Increase in investments	(583)	(1,256)
Decrease in investments	1,838	825
Other	(123)	(29)
Net cash provided by (used for) investing activities	994	(604)

Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	6,676	2,468
Payments of commercial paper and other short-term borrowings	(5,329)	(2,467)
Proceeds from issuance of common stock	60	221
Proceeds from issuance of long-term debt	3	11
Payments of long-term debt	(1,246)	(5)
Repurchases of common stock	(940)	(310)
Cash dividends paid	(556)	(503)
Other	(116)	(33)
Net cash used for financing activities	(1,448)	(618)

Effect of foreign exchange rate changes on cash and cash equivalents	156	149
Net increase (decrease) in cash and cash equivalents	838	(133)
Cash and cash equivalents at beginning of period	7,059	7,843
Cash and cash equivalents at end of period	$7,897	$7,710

Honeywell Q1 ’18 Results - 10

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating

Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
	2018	2017

Segment Profit	$1,995	$1,789

Stock compensation expense (A)	(52)	(50)
Repositioning and other (B, C)	(163)	(135)
Pension and other postretirement service costs (C)	(56)	(63)
Operating Income	$1,724	$1,541

Segment Profit	$1,995	$1,789
÷ Sales	10,392	9,492
Segment Profit Margin %	19.2%	18.8%

Operating Income	$1,724	$1,541
÷ Sales	10,392	9,492
Operating Income Margin %	16.6%	16.2%

(A)	Included in Selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.
(C)	Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.

Honeywell Q1 ’18 Results - 11

Honeywell International Inc.

Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended
March 31,
2018
Honeywell
Reported sales % change	9%
Less: Foreign currency translation	4%
Less: Acquisitions, divestitures and other, net	-
Organic sales % change	5%

Aerospace
Reported sales % change	12%
Less: Foreign currency translation	3%
Less: Acquisitions, divestitures and other, net	1%
Organic sales % change	8%

Home and Building Technologies
Reported sales % change	7%
Less: Foreign currency translation	5%
Less: Acquisitions, divestitures and other, net	-
Organic sales % change	2%

Performance Materials and Technologies
Reported sales % change	8%
Less: Foreign currency translation	5%
Less: Acquisitions, divestitures and other, net	-
Organic sales % change	3%

Safety and Productivity Solutions
Reported sales % change	9%
Less: Foreign currency translation	3%
Less: Acquisitions, divestitures and other, net	-
Organic sales % change	6%

We define organic sales percent as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation, acquisitions, net of divestitures, and non-comparable impacts from adoption of the new revenue recognition standard. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.

Honeywell Q1 ’18 Results - 12

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow, Excluding Separation Cost Payments

(Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
	2018	2017

Cash provided by operating activities	$1,136	$940
Expenditures for property, plant and equipment	(140)	(168)
Free cash flow	996	772
Separation cost payments	10	-
Free cash flow, excluding separation cost payments	$1,006	$772

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell Q1 ’18 Results - 13

Honeywell International Inc.

Reconciliation of Earning per Share to Earning per Share, Excluding Separation Costs (Unaudited)

	Three Months Ended March 31,
	2018	2017
Earnings per share of common stock - assuming dilution (1)	$1.89	$1.71
Separation costs (2)	0.06	-
Earnings per share of common stock - assuming dilution, excluding separation costs	$1.95	$1.71

(1) For the three months ended March 31, 2018 and 2017, utilizes weighted average shares of approximately 761.0 million and 773.9 million.

(2) Separation costs of $55 million ($49 million net of tax) uses a blended tax rate of 11%.

We believe earnings per share, excluding separation costs is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q1 ’18 Results - 14

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and
Operating Income Margins (Unaudited)

(Dollars in millions)

Twelve Months Ended December 31, 2017

Segment Profit	$7,690

Stock compensation expense (A)	(176)
Repositioning and other (B, C)	(1,010)
Pension and other postretirement service costs (C)	(247)
Operating Income	$6,257

Segment Profit	$7,690
÷ Sales	$40,534
Segment Profit Margin %	19.0%

Operating Income	$6,257
÷ Sales	$40,534
Operating Income Margin %	15.4%

(A) Included in Selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

(C) Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit, particularly pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.

Honeywell Q1 ’18 Results - 15

Honeywell International Inc.

Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Expense, Separation Costs and Impacts from Tax Legislation (Unaudited)

	Twelve Months Ended	Twelve Months Ended
	December 31,	December 31,
	2017 (1)	2018
Earnings per share of common stock - assuming dilution (EPS)	$2.14	TBD
Pension mark-to-market expense	0.09	TBD
Separation costs	0.02	TBD
Impacts from tax legislation	4.86	TBD
EPS, excluding pension mark-to-market expense, separation costs, and impacts from tax legislation	$7.11	$7.85 - $8.05

(1) Utilizes weighted average shares of approximately 772.1 million for full year. Pension mark-to-market expense uses a blended tax rate of 23%.

We believe earnings per share, excluding pension mark-to-market expense, separation costs and impacts from tax legislation is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.  For forward looking information, management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets, the separation costs given the preliminary nature of the estimates, and any adjustments to charges from tax legislation as the amounts are provisional.  We therefore do not include an estimate for the pension mark-to-market expense, separation costs, or adjustments to charges from tax legislation in this reconciliation. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change.

Honeywell Q1 ’18 Results - 16

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow, Excluding Separation Cost Payments and Impacts
from Tax Legislation (Unaudited)

(Dollars in billions)

Twelve Months Ended
December 31, 2018
Cash provided by operating activities	TBD
Expenditures for property, plant and equipment	~(0.9)
Free cash flow	TBD
Separation cost payments	TBD
Impacts from tax legislation	TBD
Free cash flow, excluding separation cost payments and impacts from tax legislation	~$5.3 - $5.9

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.  For forward looking information, management cannot reliably predict or estimate, without unreasonable effort, the separation cost payments given the preliminary nature of the estimates or the amounts from tax reform as the charges are provisional.  We therefore do not include an estimate for the separation cost payments or impacts from tax reform in this reconciliation.